Exhibit 10.3

AMENDMENT NO. 2

to

PURCHASE AGREEMENT

by and between

THE TRAXIS GROUP B.V.,

HENNESSY CAPITAL ACQUISITION CORP.

and

HENNESSY CAPITAL PARTNERS I LLC

(solely for purposes of Section 10.01(a) thereof)

AMENDMENT NO. 2

TO

PURCHASE AGREEMENT

This AMENDMENT NO. 2, dated as of February 18, 2015 (this “Amendment”), to the PURCHASE AGREEMENT, dated as of September 21, 2014, as amended by Amendment No. 1 on February 10, 2015 (as so amended, the “Original Agreement”), is made by and among THE TRAXIS GROUP, B.V., a limited liability company existing under the laws of the Netherlands (“Seller”), HENNESSY CAPITAL ACQUISITION CORP., a Delaware corporation (“Purchaser”), and, solely for purposes of Section 10.01(a) thereof, HENNESSY CAPITAL PARTNERS I LLC (“Sponsor”). Capitalized terms used herein shall have the meanings given such terms in the Original Agreement, as amended by this Amendment.

W I T N E S S E T H:

WHEREAS, the parties hereto entered into the Original Agreement;

WHEREAS, contemporaneously herewith, the Purchaser has delivered to the Seller a Subscription Agreement, dated as of the date hereof, pursuant to which, among other things, the subscribers named therein have agreed to subscribe for, and purchase from the Purchaser, Preferred Shares (as defined therein) and shares of Purchaser Common Stock; and

WHEREAS, the parties hereto desire to amend certain terms of the Original Agreement;

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

1. Amendment of Fifth Recital. The fifth recital of the Original Agreement is hereby amended by deleting such fifth recital and replacing it in its entirety with the following:

“WHEREAS, the Sponsor has delivered to the Seller an Amended and Restated Subscription Agreement, dated as of September 23, 2014, as amended, including pursuant to Amendment No. 1 thereto, dated as of February 18, 2015 (the “Preferred Subscription Agreement”), pursuant to which, among other things, the subscribers named therein have agreed to subscribe for, and purchase from the Purchaser, Preferred Shares (as defined below) on the terms and subject to the conditions set forth therein;”

2. Insertion of Recital. The Original Agreement is hereby amended by inserting immediately following the fifth recital of the Original Agreement (as amended pursuant to Section 1 above), the following:

“WHEREAS, the Sponsor has delivered to the Seller a Subscription Agreement (the “New Investor Agreement”, and together with the Backstop Agreement and the Preferred Subscription Agreement, the “Investor Agreements”), dated as of February 18, 2015, pursuant to which, among other things, the subscribers named therein have agreed to subscribe for, and purchase from the Purchaser, Preferred Shares and shares of Purchaser Common Stock (as defined below) on the terms and subject to the conditions set forth therein; and”

3. Amendment of Article I. Article I of the Original Agreement is hereby amended to include or delete and replace, as the case may be, the following capitalized terms:

“Common Offering” means, collectively, (i) the Tranche I Common Offering and the Tranche II Common Offering (as defined in the Backstop Agreement) and (ii) the Common Offering (as defined in the New Investor Agreement).

“New Investor Agreement” has the meaning set forth in the recitals.

“Preferred Offering” means collectively, (i) the Preferred Offering (as defined in the Preferred Subscription Agreement) and (ii) the Preferred Offering (as defined in the New Investor Agreement).

“Preferred Shares” means shares of 7.625% Series A Convertible Preferred Stock, with the terms set forth in the form of Certificate of Designations attached to each of the Preferred Subscription Agreement and the New Investor Agreement.

4. Amendment of Section 2.03(a). The Original Agreement is hereby amended by deleting Section 2.03(a) and replacing it in its entirety with the following:

“(a) No later than sixty (60) minutes following the conclusion of the Offer, the Purchaser shall notify the Seller in writing of the amount of cash held by the Purchaser Trust upon conclusion of the Offer (including, without limitation, any amounts contributed to the Purchaser Trust in connection with the underwriter’s over-allotment option (as described in the Proxy)), as may have been reduced by reasonable withdrawals of interest thereon to pay Taxes in connection therewith (the “Final Purchaser Trust Amount”).”

5. Amendment of Section 2.03(b). The Original Agreement is hereby amended by deleting Section 2.03(b) and replacing it in its entirety with the following:

“(b) Following delivery of the Transaction Expense Statements pursuant to Section 10.01 and prior to the Closing but not less than one (1) day prior to the Closing, the Seller shall have the right, but not the obligation, to deliver to the Purchaser a written notice (“Seller Closing Notice”) setting forth, in the Seller’s sole discretion, such portion, if any, of the Purchaser’s Transaction Expenses (other than the Purchaser’s Transaction Expenses which Purchaser, in its sole discretion, elects to have paid from the then-balance of the Non-Trust Expense Account) that shall be paid from the Purchaser Trust pursuant to Section 10.01 (the “Applied Purchaser Expenses”).”

6. Amendment of References to Preferred Subscription Agreement. The Original Agreement is hereby amended by deleting each reference to “Preferred Subscription Agreement” in sections 5.11(g) and 6.02(h) of the Original Agreement, and replacing it with “Preferred Subscription Agreement and New Investor Agreement”.

7. Amendment of Section 5.13. The Original Agreement is hereby amended by deleting Section 5.13 and replacing it in its entirety with the following:

“Section 5.13 Investor Agreements; Founder Voting Agreement. Without limitation of Section 12 (Binding Effect) of the Backstop Agreement, Section 12 (Binding Effect) of the Preferred Subscription Agreement, Section 13 (Binding Effect) of the New Investor Agreement and Section 5.1 of the Founder Voting Agreement, the Purchaser hereby acknowledges and agrees that the Seller has the right to cause the Purchaser to enforce the Purchaser’s rights and perform the Purchaser’s obligations under each Investor Agreement and the Founder Voting Agreement, and Purchaser further acknowledges that money damages would

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not be an adequate remedy at Law if any Subscriber (as defined in each Investor Agreement) or Founder Stockholder, as applicable, fails to perform in any material respect any of such Subscriber’s or Founder Stockholder, as applicable, obligations under such Investor Agreement or the Founder Voting Agreement and accordingly, upon the written request of the Seller, the Purchaser shall, in addition to any other remedy at Law or in equity, seek an injunction or similar equitable relief restraining such Subscriber or Founder Stockholder, as applicable, from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under any Investor Agreement or the Founder Voting Agreement, without the posting of any bond, in accordance with the terms and conditions of the applicable Investor Agreement or the Founder Voting Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of any Investor Agreement or the Founder Voting Agreement, Purchaser shall not raise the defense that there is an adequate remedy at Law.”

8. Agreement Affirmed. Except as expressly modified and superseded by this Amendment, all terms and provisions of the Original Agreement shall remain unchanged and in full force and effect without modification, and nothing herein shall operate as a waiver of any party’s rights, powers or privileges under the Original Agreement.

9. Miscellaneous. Sections 10.02 through 10.13, 10.16 and 10.17 of the Original Agreement shall apply to this Amendment, mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their respective officers or employees thereunto duly authorized as of the date first above written.

THE PURCHASER:

HENNESSY CAPITAL ACQUISITION CORP.

By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

THE SPONSOR:

HENNESSY CAPITAL PARTNERS I LLC

By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Managing Member

Signature Page to Amendment No. 2 to the Purchase Agreement

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their respective officers or employees thereunto duly authorized as of the date first above written.

THE SELLER:

THE TRAXIS GROUP B.V.

By:	/s/ Dev Kapadia
Dev Kapadia
Managing Director

Signature Page to Amendment No. 2 to the Purchase Agreement